Exhibit 3.64

BY-LAWS

OF

E. E. BLACK, LIMITED

(AS AMENDED)

ARTICLE I

Office

The principal office and place of business of the company shall be in Honolulu, City and County of Honolulu, at such place as the board of directors may from time to time determine.

ARTICLE II

Stockholders and Voting of Stock

1.             Stockholders’ Voting Rights. Any person, firm or corporation regularly owning and holding not less than one share of the capital stock of the company, duly registered in his or its name, the number and ownership whereof shall be determined by the stock ledger or other record of ownership of stock of the company, shall be a stockholder of the company and, either in person or by proxy, entitled to one vote for each full share so owned, at all meetings of the stockholders of the company.

2.             Proxies. The authority given by a stockholder to any person to represent such stockholder at meetings of the stockholders, shall be in writing signed by such stockholder or his duly authorized attorney, or, if a corporation, by the proper officers thereof, and shall be filed with the secretary, and unless limited by its terms such authority shall be deemed good until revoked in writing. Where authority to vote the shares of a stockholder is in a form other than a signed proxy, evidence satisfactory to the secretary as to such other authority shall be filed with or exhibited to the secretary at or prior to the meeting.

3.             Fiduciary Capacities. An executor, administrator, guardian or trustee may vote in person or by proxy at any meeting of the company the stock of the company held by him in such capacity, whether or not such stock shall have been transferred to his name on the books of the company. In case the stock shall not have been so transferred to his name on the books of the company, he shall satisfy the secretary that he is the executor, administrator, guardian or trustee holding such stock in such capacity.

4.             Joint Ownership. Where the stock is owned by two or more jointly, and is so registered on the company’s record of stock ownership, it may be voted by any one of the owners present, in the absence of protest by the other or others.

ARTICLE III

Meetings of Stockholders and Notices Thereof

1.             Annual Meeting. The annual meeting of the stockholders shall be held at the office of the company in Honolulu during the month of February, March, or April in each year, on such day as the president shall designate, and if the president shall fail to designate such date before the first day of April in any year, then the annual meeting for that year shall be held on the third Thursday in April, at 9:00 a. m.

2.             Special Meetings. Special meetings of the stockholders shall be called by the president, upon his own motion or upon the written request of any two or more directors or of stockholders of the company holding not less than one-fourth of the capital stock.

3.             Adjournment. Meetings of stockholders may be adjourned from time to time, as deemed advisable.

4.             Notice. Notices of all meetings of stockholders shall specify the place, day and hour of the meeting, whether annual or special, and if special the purposes for which the same is called, and shall be published not less than three times on separate days in some newspaper of general circulation published in Honolulu, the first publication to be not less than seven days previous to the date assigned for the meeting; or, notice thereof may be served upon the stockholders personally, not less than three days before such meeting; or by sending such notice through the post office in a letter or by post card, at least five days before such meeting, with postage prepaid, addressed to each stockholder at his last known post office address. Notice given in either of said modes shall be sufficient. Notices of adjourned meetings shall not be necessary but may be given if so ordered by the meeting which shall so adjourn, and may then be given in such manner and for such time as by such meeting directed.

5.             Quorum. A majority of all the shares of stock of the company, represented in person or by proxy, shall be necessary to constitute a quorum for meetings of the stockholders, but a minority may adjourn over from time to time without further notice, in order to secure a quorum, or the president may so adjourn the meeting for such purpose.

ARTICLE IV

Capital Stock

1.             Certificates. The certificates of stock shall be in such form and of such device as shall be approved by the president, subject to law and to alteration or change whenever the company shall so desire. Each certificate shall be signed by the president or a vice president, and countersigned by the treasurer or assistant treasurer, and shall bear the impress of the corporate seal.

2.             Transfer of Shares. Transfer of shares of stock may be made by endorsement and delivery of the certificate. The endorsee shall be entitled to a new certificate upon surrendering the old one. No such transaction shall be valid, except between the parties thereto, until such new certificate shall have been obtained or the transfer shall have been recorded on the books of the company so as to show the date of the transfer, the names of the parties thereto, their addresses, and the number and description of the shares transferred.

Upon such surrender of any certificate the same shall be cancelled.

3.             Lost Certificates. In case of the loss, mutilation or destruction of any certificate for any share or shares of stock of the company, a duplicate certificate may be issued upon such terms as the board of directors may prescribe.

4.             Closing of Stock Transfer Books. The books for the transfer of stock may be closed for a period not exceeding ten (10) days before annual and special meetings of the stockholders, and the payment of dividends, upon notice thereof given by the treasurer. At such meetings only those who appear as stockholders of record shall be entitled to vote or be represented, and dividends shall be paid only to those who are shown by the books to be entitled to the same. By resolution the board of directors may at any time close such books to transfers for a period not exceeding thirty (30) days.

5.             Holder of Record. The company shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof for any purpose whatsoever, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other claimant thereto.

ARTICLE V

Increase of Capital

In case of any increase of the capital stock of the company and the issuance of new shares therefor, such new shares, unless otherwise ordered by the meeting that sanctions their issue, shall be offered to the stockholders of the company in proportion to existing shares then respectively held by them. The terms of offering shall be fixed at the meeting, or any adjournment thereof, which authorizes such issuance.

ARTICLE VI

Officers and Directors

1.             Principal Officers. The principal officers of the company shall be a president, one or more vice presidents, a treasurer, a secretary and an auditor. At least the president shall be appointed from among the directors. Any two of the offices of vice president, secretary and treasurer may be held by the same person. The board of directors may also elect one director as a chairman of the board. If one is elected, the chairman of the board shall be the senior officer of the corporation and shall preside at meetings of the stockholders and board of directors at which he is present and, when called upon by any of the principal officers, advise them upon corporate matters. He shall perform such other functions as the board of directors may assign.

2.             Appointment by Directors. All officers of the company shall be appointed by the board of directors and shall serve at the pleasure of the board, except that the auditor shall be elected by the stockholders to serve for one year until his or its successor shall be elected.

3.             No Stockholding Qualification. No officer or directors need be a holder.

4.             Number and Election of Directors. There shall be a board of directors of not less than five nor more than nine members, the number to be designated by resolution of the stockholders at each annual meeting. Except as hereinafter provided, each director shall serve until the next annual meeting or until his successor shall have been elected and qualified.

5.             General Manager. The board of directors may appoint a general manager of the business of the company, and may prescribe his duties and authority. The board may also appoint an assistant manager and such other officers and agents as it shall deem for the best interests of the company, and prescribe their duties and fix their compensation. Bonds of Officers and Employees. The board may require any officer or employee of the company to give satisfactory security for the proper performance of duty.

6.             Delegation of Power. The authority to appoint and employ and to discharge subordinate officers and agents and to fix their powers and duties and to fix their compensation may be delegated by the board of directors to the general manager or assistant manager, or any officer or officers of the company.

ARTICLE VII

Board of Directors

1.             Meetings. Regular meetings of the Board of directors may be held at such time and place as the board may from time to time determine. Special meetings may be called by the president or on the request of two directors. Notice of any meeting of the board of directors shall be given to each director by the secretary or by the person calling the meeting, by advising him by telephone, by word of mouth, or by leaving written notice of such meeting with him or at his residence or usual place of business not later than the day before the meeting, or also by mailing such notice at least three days before the meeting. Non receipt of any such notice shall not invalidate any business done at any meeting at which a quorum is present. No notice of a meeting need be given to any director who is at the time absent from the Territory of Hawaii. The presence of any director at any meeting shall be equivalent of a waiver of the requirement of the giving of notice of said meeting to such director.

2.             Powers. The board of directors shall have the general supervision, management, control and direction of all business and property of the company. It may give general or limited or special power and authority to committees of the company created by it, and to the officers, subordinate officers and employees of the company to transact the general business or any special business of the company. It may give powers of attorney to agents of the company to transact any special business requiring such authorization. It shall fix the compensation of the officers of the company and of committee members. It shall have the power to declare all dividends, to determine upon the form of certificates of shares of stock and of transfers thereof, to make rules and regulations, not inconsistent with these By-Laws, for its government and the transaction of business and, as limited by these By-Laws, generally to do any and every lawful act which the board may deem proper to carry into effect the powers of the company.

3.             Quorum. A majority of the board of directors shall constitute a quorum for the transaction of business, except a minority of the board may fill vacancies in the manner provided in paragraph 4 of this Article, and a minority may adjourn over from time to time.

4.             Vacancies. In case of any vacancy occurring in the directorate between meetings of the stockholders, through death, resignation, disqualification, removal or other cause other than temporary absence or illness, the directors remaining, although less than a majority of the board, may by affirmative vote of a majority of them, appoint a successor or successors to hold the office or offices so vacant for the unexpired term or terms thereof, or for a temporary period, respectively, or until the stockholders shall by election fill the same.

ARTICLE.VIII

Duties of Officers

1.             President. In the absence of a chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors. He shall at all times perform such duties as may be required of him by the board of directors and these By-Laws and exercise such general direction and supervision over, the business of the company as its interests and security may require. Unless the board of directors otherwise direct, he shall have full authority to vote the stock of other corporations owned by the company at all meetings of such other corporations.

2.             Vice Presidents. In the absence or disability of the president, the vice presidents in order of their seniority or as may be designated by the board of directors from time to time shall perform the duties of the president, as such, as prescribed by these By-Laws.

3.             Treasurer. It shall be the duty of the treasurer to keep or superintend the keeping of all the financial books and accounts of the company in a thorough and proper manner, and to render statements of the same in such form and as often as required by the board of directors. He shall, subject to the control of the board of directors, have the custody of all funds and securities of the corporation. He shall perform all other duties usually pertaining to the office of treasurer of a corporation and such duties as may be assigned to him by the board of directors or required to be exercised by him under the provisions of these By-Laws.

4.             Secretary. The secretary shall keep a full and accurate record, over his signature, of all proceedings of the stockholders and of the directors at all their meetings; he shall give all notices of meetings of the stockholders and directors required by these By-Laws or by the directors to be given, and such other notices as the board or president may order; and he shall attend to such other duties as may be appurtenant to those above indicated, or as required by these By-Laws, or to the usual duties of a secretary, or to the duties to which the board may order him to attend.

5.             Auditor. The auditor shall audit the books and accounts of the corporation and shall certify his findings on the books of the treasurer and report thereon, in writing, to the stockholders at least annually; and shall make such other audits and reports as the board of directors shall determine from time to time.

ARTICLE IX

Execution of Instruments

1.             Signatures. All checks, dividend warrants and other orders for the payment of money, drafts, notes, bonds, acceptances, contracts, and all other instruments, except as otherwise provided in these By-Laws, shall be signed by such person or persons as shall be provided by general or special resolution of the board of directors, and in the absence of any provision in these By-Laws, or any such instrument, then such instrument shall be signed by any one of the following officers of this corporation, viz: the president, any vice president, the treasurer or the secretary.

ARTICLE X

Removal of Officers and Directors

Besides the power of removal hereinbefore given to the board of directors, the stockholders of the company may, by special resolution adopted by a two-thirds vote of-all the stock of the company, at any meeting, duly called, remove any officer or director or officers or directors, before the expiration of his or their period or periods of office; and thereupon elect another person or persons in his or their stead. The person or persons so elected shall hold office, subject to the provisions of these By-Laws, during such time as the officer or officers in whose place he or they shall have been elected would have held if he or they had not been so removed.

ARTICLE XI

Liability of Officers and Directors

1.             Liability for Wrongful Act. No director or officer of the company, unless the same have resulted from his own wrongful act, shall be liable for acts, defaults or neglects of any other director or officer, or for any loss sustained by the company. Indemnification. Every officer and director of the corporation shall be indemnified by the company against loss, cost or expense incurred in consequence of any authorized act done or authorized contract entered into in good faith on behalf of the company or in the performance of any authorized act as such officer.

2.             Reliance on Records. Each officer, director or member of any committee designated by the board of directors or by the president with the approval of the board, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the board of directors or by any such committee, or in relying in good faith upon other records of the company.

ARTICLE XII

Reserve Fund

1.             Creation of by Directors. The directors may, with the consent of the stockholders, given at any meeting, set aside out of the profits of the company, such sums as they shall deem proper, as a reserve fund, from the principal and interest of which to meet contingencies or for equalizing dividends, extending or maintaining the works, business, trade or property of the company, or any part thereof, or for meeting any bonded indebtedness or other debt of the company, or for payment to the stockholders of the amount paid in on their stock upon dissolution of the company.

2.             Investment of. The directors may invest the sum or sums so set apart as a reserve fund in such securities as they may deem proper.

ARTICLE XIII

Amendments

These By-Laws may be amended, altered, or repealed by the affirmative vote of a majority of all of the capital stock at any annual meeting or at any special meeting of the stockholders called for such purpose.